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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 24, 2005

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                                CENVEO, INC.
           (Exact name of registrant as specified in its charter)

           Colorado                       1-12551               84-1250533
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)

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                          8310 S. VALLEY HWY. #400
                                ENGLEWOOD, CO
                  (Address of principal executive offices)

                                    80112
                                 (Zip Code)

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     Registrant's telephone number, including area code: (303) 790-8023

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                               NOT APPLICABLE
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
            DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 22, 2005, the Company announced the appointment of James R. Malone, age 62, to the position of Chief Executive Officer. Mr. Malone has over 25 years of experience in international joint ventures, strategic alliances and strategy positioning. Mr. Malone's successful career most recently includes the role of Chief Executive Officer of Qorval, LLC, a financial and business restructuring firm, which he founded. In his capacity with Qorval, he also assumed the role of Chief Executive Officer of Mail Contractors Of America, Inc., Avborne, Inc. and Brown Jordan International. Prior to that, Mr. Malone held a variety of leadership roles from President and COO of Purolator Products, Inc., Chairman and CEO of Aerospace Company and President and CEO of Anchor Glass Container Corporation. Please see a copy of the Company's press release attached hereto as Exhibit 99.1.

Effective as of the same date, the Company entered into a three year employment agreement with Mr. Malone, which provides: an annual base salary of $850,000 and an annual incentive bonus opportunity; for 2005, a bonus equal to 100% of base salary will be paid on a prorated basis, irrespective of any performance goals; options to purchase 400,000 shares of the Company's common stock at a price equal to the market price on the date of grant, which vest in monthly installments over the next four years; and a restricted stock award of 275,000 shares which vests on the three year anniversary of Mr. Malone's Employment Date. If, prior to his one year anniversary, Mr. Malone's employment is terminated under certain circumstances which are not for "cause," he will receive a payment equal to one (1) times his base salary and one (1) times his target bonus. If his employment is so terminated after his first anniversary, Mr. Malone will receive two (2) times his base salary and two (2) times his target bonus. If Mr. Malone is terminated under certain circumstances relating to a change of control after the first anniversary of his employment, he will receive an additional payment equal to one year's salary and one year's target bonus. Mr. Malone would also be reimbursed for post-termination medical premiums and receive any salary or other benefits owed to him under the Company's various employment benefit plans and programs. Please see a copy of Mr. Malone's Employment Agreement dated as of June 22, 2005, attached hereto as
Exhibit 99.2.

Mr. Malone does not currently own shares of the Company's stock, however, as a matter of Company policy relating to officer and director stock ownership, it is a requirement that Mr. Malone acquire a security ownership in the Company equal to five times his annual salary, not later than five years from the date of his appointment.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Cenveo, Inc.
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                                          (Registrant)

                                          By:/s/ Herbert H. Davis, III
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                                             Herbert H. Davis, III
                                             Sr. Vice President and CLO

Date: June 24, 2005